Exhibit 21.1

PARENT	SUBSIDIARIES	JURISDICTION OF ORGANIZATION
Max Capital Group Ltd. (the Registrant)	Max Bermuda Ltd.	Bermuda
	Max Managers Ltd.	Bermuda
	Max USA Holdings Ltd.	Delaware, USA
	Max Capital Services Limited	Ireland
	Max UK Holdings Ltd.	United Kingdom

Max Bermuda Ltd.	Max Diversified Strategies Ltd.	Bermuda
	Max Europe Holdings Limited	Ireland

Max Europe Holdings Limited	Max Re Europe Limited	Ireland
	Max Insurance Europe Limited	Ireland

Max USA Holdings Ltd.	Max Specialty Insurance Company	Delaware, USA
	Max Specialty Insurance Services Ltd.	Delaware, USA
	Max Managers USA Ltd.	Delaware, USA

Max Capital Services Limited	Max Capital Services USA LLC	Delaware, USA
	Max Capital Services BDA Ltd.	Bermuda

Max Specialty Insurance Company	Max America Insurance Company	Indiana, USA

Max Specialty Insurance Services Ltd.	Max California Insurance Services Ltd.	California, USA

Max UK Holdings Ltd.	Max at Lloyd’s Ltd.	United Kingdom
	Max at Lloyd’s Services Ltd.	United Kingdom
	Max at Lloyds ApS	Denmark
	Danish Re Group (UK) Limited	United Kingdom
	Max Corporate Capital 2 Ltd.	United Kingdom
	Max Corporate Capital 3 Ltd.	United Kingdom
	Max Corporate Capital 4 Ltd.	United Kingdom
	Max Corporate Capital 5 Ltd.	United Kingdom
	Max Corporate Capital 6 Ltd.	United Kingdom

Max at Lloyds ApS	Danre 1400 Singapore Pte. Ltd.	Singapore